Exhibit 3.7

FOURTH AMENDED AND RESTATED

BYLAWS

OF

ALLION HEALTHCARE, INC.

ARTICLE 1

OFFICES

Section 1. Registered Office. Allion Healthcare, Inc. (the “Corporation”) shall maintain a registered office in the State of Delaware as required by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the  “DGCL” ). The registered office of the Corporation shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, in the County of New Castle.

Section 2. Other Offices. The Corporation may also have registered offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as the Board of Directors designates. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

Section 2. Annual Meetings. An annual meeting of stockholders shall be held each year and stated in a notice of meeting or in a duly executed waiver thereof. The date, time and place of such meeting shall be determined by the Chief Executive Officer of the Corporation; provided that if the Chief Executive Officer does not act, the Board of Directors shall determine the date, time, and place of such meeting. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meeting. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of the stockholders may be called at any time by order of the chief executive officer of the corporation or by the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 4 of Article 2 of these Bylaws.

Section 4. Notice. Written notice of all meetings of stockholders shall be given to each stockholder of record who is entitled to vote at such meeting, stating the place, date, and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, and directed to each stockholder of record at such stockholder’s record address. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mails. If a meeting is adjourned to another time, not more than thirty (30) days thereafter, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless, after adjournment, a new record date is fixed for the adjourned meeting.

Section 5. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice for the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall also be produced and kept at the time and place where the meeting is to be held and during the whole time of the meeting, and may be inspected by any stockholder who is present.

Section 6. Proxy Presentation. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder granting such proxy or by his attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote such stock unless the pledgor in a transfer on the books of the corporation has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his or her proxy shall be entitled to vote.

Section 7. Quorum; Adjournments. Except as otherwise provided by the DGCL, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person by proxy. In the absence of a quorum at any meeting or any adjournment thereof, the majority in interest of the stockholders entitled to vote thereat, present in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, thereof by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, until the requisite amount of stock entitled to vote shall be present. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At any such adjourned meeting at which requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 8. Conduct of Meeting. Meetings of stockholders shall be presided over by the President, a Vice President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation shall act as secretary of every meeting, but if the Secretary is not present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

Section 9. Voting. Unless otherwise provided by the DGCL or in the Certificate of Incorporation, and subject to the other provision of these Bylaws, at each meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share. Any other action shall be authorized by a majority of the votes cast, except as otherwise provided by the DGCL. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot. Except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 10. Inspectors. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Such appointments shall be made in accordance with and each inspector shall have the duties prescribed by Section 231 of the DGCL.

Section 11. Stockholder Nominations and Other Actions.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of any other business to be considered at an annual meeting of the stockholders may be made only (a) by or at the direction of the Board of Directors, or (b) by any stockholder of record of the Corporation who gives notice in accordance with the procedures set forth in clauses (ii) and (iii) of this Section 11 of Article 2 of this Bylaw, and who is a stockholder of record both on the date of giving such notice and on the record date for determination of stockholders entitled to vote at such annual meeting.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of Section 11(i) of Article 2 of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the forty-fifth (45th) day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the  “Exchange Act” ) and Rule 14a-11 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(iii) Notwithstanding anything in this Section 11 of Article 2 of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least forty-five (45) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

Section 12 General.

(i) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or their successor provisions), or in a notice of meeting or proxy statement mailed generally to the Corporation’s stockholders.

(iii) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or its successor provision) under the Exchange Act.

ARTICLE 3

DIRECTORS

Section 1. Functions and Definition. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Except as otherwise provided in the Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

Section 2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole Board may be fixed from time to time upon the approval of two-thirds of the Board of Directors, and until so fixed, shall be six.

Section 3. Election and Term. The initial Board of Directors shall be elected by the Incorporator and shall hold office until the first annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

Section 4. Annual Meeting. Following each annual election of directors, the newly elected Board shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution determine.

Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the direction of the President or by a majority of the directors then in office.

Section 7. Place. Meetings of the Board of Directors may be held at any place within or without the State of Delaware.

Section 8. Notice. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the secretary as hereinafter provided in this Section 8 of Article 3, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, email or similar means or (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records.

Section 9. Quorum. Except as otherwise provided by law, a majority of the whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 10. Organization. At all meetings of the Board of Directors, the President or, in his absence, a chairman chosen by the directors shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in his absence, the presiding officer may appoint any person to act as secretary.

Section 11. Vote. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these Bylaws.

Section 12. Resignation and Removal of Directors. Any director may resign at any time, and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

Section 13. Vacancies. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws and except as the DGCL may otherwise require, vacancies among the directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 14. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 15. Telephone, etc. Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such a meeting.

Section 16. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 17. Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 18. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE 4

COMMITTEES

Section 1. Committees of the Board. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority (i) to approve or adopt, or recommend to the stockholders, any action or matter (x) expressly required by the DGCL to be submitted to stockholders for approval or (y) set forth in Section 11(b) or (ii) to adopt, amend or repeal any Bylaw of the Corporation; and unless the resolution designating the committee, these Bylaws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

Section 2. Procedures Applicable to all Committees. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and any action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action.

Section 3. Termination of Committee Membership. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE 5

OFFICERS

Section 1. General. The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected annually by the Board of Directors. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors and until his successor shall have been qualified or until his earlier resignation or removal. Any number of such offices may be held by the same person. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. Any number of offices may be held by the same person.

Section 2. Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time are assigned by the Board of Directors.

Section 3. President. Unless the President is not the Chief Executive Officer and the Board of Directors shall have vested such authority exclusively in the Chief Executive Officer, the President shall have the general powers and duties of supervision and management of the Corporation, subject, however, to the control of the Board of Directors. The President shall also perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors.

Section 4. Vice Presidents. A Vice President shall perform such duties and shall have such authority as from time to time may be assigned to him by the Board of Directors or the President.

Section 5. The Treasurer. Subject to the direction of the Board of Directors, the Treasurer shall have the general care and custody of all the corporate funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as from time to time may be designated by the Board of Directors, and shall pay out and dispose of the same under the direction of the Board of Directors. The Treasurer shall in general perform all duties incident to the position of Treasurer and such other duties as may be assigned to him by the Board of Directors or the President.

Section 6. The Secretary. The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the stockholders and also, unless otherwise directed by such committee, the minutes of each committee, in books provided for that purpose, of which he shall be the custodian; he shall attend to the giving and serving of all notices for the Corporation; he shall have charge of the seal of the Corporation, of the stock certificate books and such other books and papers as the Board of Directors may direct; and he shall in general perform all the duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors or the President.

Section 7. Other Officers. The Board of Directors may appoint such other officers and agents as it may deem necessary or advisable, for such term as the Board of Directors shall fix in such appointment, who shall have such authority and perform such duties as may from time to time be prescribed by the Board.

Section 8. Resignation and Removal. Any officer may resign his office at any time and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective. All officers, agents and employees of the Corporation shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the number of directors which the Corporation would have it there were no vacancies. The power to remove agents and employees, other than officers or agents elected or appointed by the Board of Directors, may be delegated as the Board of Directors shall determine. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

ARTICLE VI

STOCK

Section 1. Form and Execution of Certificates. Unless the Board of Directors resolves to issue uncertificated shares, the certificates of shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directorsand shall be signed by the Chief Executive Officer or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. In case any officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

Section 2. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and in the case of certificated shares, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Section 3. Record Date for Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent or dissent from any corporate action in writing without a meeting, or for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

Section 4. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

Section 5. Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the chief executive officer, the president or a vice-president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

ARTICLE VII

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director, or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the full extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, or excise taxes, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, agent, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators. Each person who is or was serving as a director or officer of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation. Any indemnification (but not advancement of expenses) under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the directors who were not parties to such proceeding (the “Disinterested Directors”), even though less than a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, (c) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders. The Corporation, may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2. Procedure for Indemnification. Any indemnification or advance of expenses (including attorneys’ fees, costs and charges) under this Article VII shall be made promptly, and in any event within thirty (30) days upon the written request of the Indemnitee (and, in the case of advance of expenses, receipt of a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VII). The right to indemnification or advances as granted by this Article VII shall be enforceable by the Indemnitee in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within thirty (30) days. Such person’s costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses (including attorney’s fees, costs and charges) under this Article VII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Advancement of Expenses. Expenses (including attorneys’ fees, costs and charges) incurred by an Indemnitee in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VII. The majority of the Disinterested Directors (or a committee thereof) may, in the manner set forth above, and upon approval of such Indemnitee, authorize the Corporation’s counsel to represent such person, in any proceeding, whether or not the Corporation is a party to such proceeding.

Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or note the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 5. Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

ARTICLE VIII

WAIVER OF NOTICE

Any person may waive any notice required to be given by law, in the Certificate of Incorporation or under these Bylaws (i) by attendance in person, or by proxy if a stockholder, at any meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or (ii) by a writing signed by the person or persons entitled to said notice, whether before or after the time stated in said notice, which waiver shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of, any regular special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE X

DIVIDENDS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

ARTICLE XI

CORPORATE SEAL

The Seal of the Corporation shall be circular in form and contain the name of the Corporation, the words “Corporate Seal” and “Allion Healthcare, Inc.” and the year of incorporation of the Corporation, which seal shall be in charge of the Secretary to be used as directed by the Board of Directors.

ARTICLE XII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate, in each case, on December 31.

ARTICLE XIV

AMENDMENTS

The Board of Directors shall have power to adopt, amend or repeal ByLaws. ByLaws adopted by the Board of Directors may be repealed or changed, and new ByLaws made, by stockholder action.

ARTICLE XV

CERTIFICATE OF INCORPORATION

These Bylaws shall be subject to the Certificate of Incorporation of the Corporation. All references in these Bylaws to the Certificate of Incorporation of the Corporation shall be construed to mean the Certificate of Incorporation of the Corporation and any certificate of designation to the Certificate of Incorporation of the Corporation, as the same may be amended from time to time.